UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	May 23, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 23, 2008, Terabeam Corporation, a subsidiary of Proxim Wireless Corporation, sold selected patents and patent applications to Pertex Telecommunication LLC for net proceeds of approximately $850,000.  The patents and patent applications sold relate to Terabeam’s free space optics technology.  Proxim and Terabeam retain a worldwide, non-exclusive license under the transferred patents and patent applications.

Proxim acquired these patents and patent applications through the acquisition of Terabeam Corporation in June 2004.  Since the acquisition, Proxim Wireless has seen greater demand for its radio products as a solution for high-bandwidth connectivity and only limited demand for free space optics products and thus decided to monetize this free space optics technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: May 30, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

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